UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As discussed in the proxy statement relating to the 2012 annual meeting of stockholders for Wells Real Estate Investment Trust II, Inc. (the “Company'), the Company's Strategic Planning Committee has been in negotiations with Wells Real Estate Funds, Inc. (“Wells REF”) regarding becoming self-managed. As a result of these negotiations, on June 28, 2012, the Company entered into the following agreements with Wells REF and its affiliates, which are to be effective July 1, 2012.

Initial Term Advisory Agreement. The Initial Term Advisory Agreement is between the Company and Wells Real Estate Advisory Services II, Inc. (“WREAS II”), and expires on December 31, 2012. WREAS II is a wholly-owned subsidiary of Wells REF, established solely to advise the Company. The Initial Term Advisory Agreement is substantially the same as the advisory agreement currently in effect, except for the following changes:

•	Fees otherwise due under the terms of the agreement will be reduced by $83,333 per month for six months for a total savings to the Company of approximately $500,000.

•	The Company will pay $21,000 per month for occupancy costs for WREAS II's dedicated office space.

•	Stockholder and communications services and expense reimbursements related thereto will be separated out of the advisory agreement and covered under the Investor Services Agreement discussed below.

•	Property management oversight and expense reimbursements related thereto will be separated out of the advisory agreement and covered under the Property Management Agreement discussed below.

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The Company's reimbursement of “Portfolio General and Administrative Expenses” and “Personnel Expenses,” as defined, are capped at approximately $9.1 million ($18.2 million annualized) and $5 million ($10 million annualized), respectively, for the six-month term of the agreement.

Upon expiration of the Initial Term Advisory Agreement, the Company expects to enter a subsequent advisory agreement (the “Renewal Advisory Agreement”) for another year. The terms of the Renewal Advisory Agreement would be the same as under the Initial Term Advisory Agreement except the fee reduction would be changed from $83,333 per month to $166,667 per month for a total annual savings to the Company of approximately $2 million, and the cap on “Portfolio General and Administrative Expenses” and “Personnel Expenses” would remain $18.2 million annualized and $10 million annualized, respectively. The Company is not obligated to enter the Renewal Advisory Agreement but must do so to exercise the WREAS II Assignment Option, which is described below.

Investor Services Agreement. The Investor Services Agreement is between the Company and Wells REF. Under the Investor Services Agreement, Wells REF will provide the stockholder and communications services currently provided under the current advisory agreement to the Company. As the sole consideration for these services, the Company will reimburse Wells REF for expenses incurred in connection with carrying out such services, subject to the cap on “Portfolio General and Administrative Expenses” and “Personnel Expenses” included in the advisory agreement and, thus, will not incur a separate fee. The Investor Services Agreement is terminable on 60 days' notice without penalty and expires on December 31, 2012. If the Company enters the Renewal Advisory Agreement, then a renewal investor services agreement will be entered upon expiration of the Investor Services Agreement on the same terms and will be coterminous with the Renewal Advisory Agreement.

Property Management Agreement. The Property Management Agreement is between the Company, Wells Operating Partnership II, L.P., and Wells Management Company, Inc. (“Wells Management”). This new agreement is substantially the same as the property management agreement currently in effect, except that Wells Management will also provide the Company the portfolio-level property management services currently provided under the current advisory agreement. In addition, expenses related to such services will be reimbursed pursuant to the Property Management Agreement, subject to the cap on “Portfolio General and Administrative Expenses” and “Personnel Expenses” included in the advisory agreement. The Property Management Agreement is terminable on 60 days' notice without penalty and expires on December 31, 2012.

Transition Services and Consulting Services Agreements. The Transition Services Agreement is between the Company, WREAS II, and Wells REF and expires on December 31, 2013. Pursuant to the Transition Services Agreement, (i) Wells REF will transfer the assets and employees necessary to provide the services under the advisory agreement (other than investor services and property management) to WREAS II by January 1, 2013; provided that if Wells REF is not able to transfer certain assets by then, Wells REF must use its commercially reasonable best efforts to transfer such delayed assets as promptly as possible, but no later than June 30, 2013; and (ii) the Company will have the option to acquire WREAS II at any time during 2013 (the “WREAS II Assignment Option”). No payment is associated with the assignment; however, the Company is required to pay Wells REF for the work required to transfer sufficient employees, proprietary systems and processes, and assets to WREAS II to prepare for a successful transition to self-management. Accordingly, pursuant to the Transition Services Agreement, the Company is obligated to pay Wells REF a total of $6 million payable in 12 monthly installments of $500,000 commencing on July 31, 2012. In addition, the Company and Wells REF will each pay half of any out-of-pocket and third-party costs and expenses incurred by Wells REF in connection with providing the services; provided that the Company's obligation to reimburse such expenses is limited to $250,000 in the aggregate. The Transition Services Agreement is terminable if there is a material breach by Wells REF that is not cured or if Wells REF is in an insolvency proceeding. Otherwise, if the Company elects to terminate the agreement early, all remaining payments due under the agreement will be accelerated such that Wells REF receives $6 million in the aggregate. Should the Company exercise the WREAS II Assignment Option, the Renewal Advisory Agreement and renewed Investor Services Agreement would terminate and the Company must enter a consulting services agreement with Wells REF (the “Consulting Services Agreement”) and may negotiate a new investor services agreement. Under the Consulting Services Agreement, Wells REF would provide consulting services with respect to the same matters that WREAS II and its affiliates would provide advisory services under the Renewal Advisory Agreement. The fees would include an asset management consulting fee and an acquisition consulting fee calculated in the same manner as under the Renewal Advisory Agreement. Payments under the Consulting Services Agreement would equal the remaining payments due under the Renewal Advisory Agreement and Investor Services Agreement had they not been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: June 28, 2012	By:	/s/ E. Nelson Mills
E. Nelson Mills
President

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